Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated December 16, 2020, relating to the financial statements of TCO Group Holdings, Inc. (now known as InnovAge Holding Corp.) and subsidiaries. We also consent to the reference of us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado

February 8, 2021